Exhibit 99.2

Exhibit 99.2

Acquisition of ESK Ceramics

Diversification

Vertical Integration Ceramic Armor

Global Presence

ESK’s World Class Facilities & Technology

Technology & Product Synergy (Ceradyne revenue in millions)

Continuity of Stand Alone Management

Structure of Acquisition

Financial Parameters

Teleconference July 1, 2004

Safe Harbor Statement

This presentation contains forward-looking statements regarding future events and the future performance of Ceradyne that involve risks and uncertainties that could cause actual results to differ materially from those projected. The Company may use words such as “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions to identify forward-looking statements. These risks and uncertainties include the ability of Ceradyne to successfully integrate the Ceradyne and ESK businesses and achieve anticipated operating synergies, and fluctuations between the value of the dollar and Euro. Other risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, as filed with the Securities and Exchange Commission.

Diversification

Pro Forma Combined 2003 Sales of $192.1 million

ESK + ESK

Commercial 9% $9.5 M

Commercial 5% $9.5 M

Automotive 5% $5.2 M

Automotive 9.8% $8.8 M

Automotive 7% $14.0 M

Industrial 21% $21.0 M

Defense 2.6% $2.3 M

+

=

Industrial 52% $99.8 M

Defense 36% $68.1 M

Defense 65% $65.8 M

Industrial 87.6% $79.5 M

CERADYNE + ESK CERADYNE *ESK COMBINED

Industrial $21.0 (21%) $79.5 (87.6%) $100.5 (52%) Defense 65.8 (65%) 2.3 (2.6%) 68.1 (36%) Automotive 5.2 (5%) 8.8 (9.8%) 14.0 (7%) Commercial 9.5 (9%) 0.0 9.5 (5%) Totals $101.5 $90.6 $192.1

*Assumes a Euro to U.S. dollar exchange rate of: 1.22

Vertical Integration Ceramic Armor

ESK—a primary source of “armor grade” boron carbide powder (the starting material for Ceradyne’s lightweight ceramic armor) for over 30 years.

Acquisition of ESK—gives Ceradyne a direct supply of the world’s finest “armor grade” boron carbide powder, with ESK capacity of 500 to 800 tons annually.

Post Acquisition Armor Manufacture Flow

Boron Carbide Powder Kempten, Germany Design, Manufacture, Sales of Lightweight Ceramic Armor Costa Mesa, California U.S.A.

Body Armor

Military Vehicle Armor Helicopter Armor

Global Presence

2003 Customer Base

+

Asia 10% Other 2% Rest of World 5% U.S.A 20%

Inter-national 41%

+ = U.S.A 59%

Germany 38%Rest of Europe 30%

U.S.A 95%

Ceradyne’s primary market is the U.S.A. with 5.4% of sales outside the U.S.A. ESK’s primary market is Europe (68% of sales) with about 20% in the U.S.A. We anticipate that the new pro forma Ceradyne + ESK will have a more widespread global presence of both customers and sales / marketing locations.

Global Presence

Sales and Marketing Locations

ESK’s World Class Facilities & Technology

Headquarters and Manufacturing Facilities

Division headquarters: All Kempten business functions Functional Coatings Ceramics: All products and all technologies 504 employees Kempten, Germany 73 employees Bazet, France DIN ISO EN 14001, DIN ISO EN

9001, NF ISO EN 9002 Land area: 21.25 acres in Kempten Building sq. footage: 968,000

Technology & Product Synergy

Technology & Process Product

Ceradyne ESK

Primary manufacturer of non- oxide powders through thermal reaction Ceradyne does not produce any of its starting powders but relies on suppliers such as ESK for critical powders such as “armor grade” boron carbide. ESK produces 500 to 800 tons annually of boron carbide, titanium diboride and boron nitride for internal use and sale to customers such as Ceradyne. (2003 sales approximately $13 million)

Hot Pressing Ceradyne’s large hot press capability results in lightweight ceramic armor and other products for industrial, semi-conductor and microwave applications. (2003 sales approximately $60 million) ESK’s large hot press capability produces “evaporation boats” for aluminum coating, foundry, neutron absorption elements and others. (2003 sales approximately $40 million)

Technology & Product Synergy

Technology & Process Product

Ceradyne ESK

Functional Coatings Ceradyne does not produce functional coatings. ESK produces a wide range of nickel impregnated with diamond or ceramic chips for textile, automotive, and mechanical engineering applications. (2003 sales approximately $10 million)

Translucent Ceramic Ceradyne’s ceramic orthodontic brackets have been used by over 1 million customers with a growth rate of over 10% per year. (2003 sales approximately $8 million) Not produced by ESK

Technology & Product Synergy

Technology & Process Product

Ceradyne ESK

Sintered non-oxide ceramics—Silicon Nitride (Si3N4), Silicon Carbide (SiC) Ceradyne produces large quantities of Sintered Reaction Bonded Silicon Nitride (SRBSN) for use in diesel engines and other industrial applications. (2003 sales approximately $ 9 million) ESK produces sintered Silicon Carbide for automobile seals and bearings as well as a wide range of industrial components.

Continuity of Stand Alone Management

1. ESK was founded in 1922.

2. Except for certain corporate services provided by the parent, Wacker Chemie, ESK is operated as an independent entity on its own independent sites in Kempten, Germany and Bazet, France, with its own operational staff including six (6) officers with combined service of 70 years.

3. It is Ceradyne’s intention to allow ESK to continue to run as it is currently constituted, reporting to a senior Ceradyne officer in the U.S.A.

4. Ceradyne anticipates that there will be synergies and cost savings related to the acquisition but intends to basically run ESK as they have run it prior to the acquisition.

Structure of Acquisition

Sales Price: Ceradyne will pay Wacker-Chemie GmbH approximately €111.35 million or $135.8 million @ $1.22 = €1.00 cash for ESK Ceramic GmbH & Co. KG (ESK).

Senior Secured Debt: Wachovia Bank & Wachovia Capital Markets, LLC will provide a $160 million senior secured credit facility consisting of a $50 million revolving credit line and a $110 million institutional term loan.

Estimated Terms:

Revolving Credit LIBOR + 2.00% Term Loan, 7 Years LIBOR + 2.50%

Financial Parameters

ESK Stand Alone Recent Results *

Year ended December 2003 Quarter ended March 31, 2004

Net Sales $ 90.6 mm $ 23.8 mm

Gross margin % 27.9% 28.0%

EBITDA $ 17.2 mm $ 4.9 mm

EBITDA % 19.0% 20.5%

* Exchange rate used for the Euro was 1.22 Assumes German GAAP

Acquisition of ESK Ceramics

Diversification

Vertical Integration Ceramic Armor Global Presence ESK’s World Class Facilities & Technology

Technology & Product Synergy (Ceradyne revenue in millions)

Continuity of Stand Alone Management Structure of Acquisition Financial Parameters

Teleconference July 1, 2004